Exhibit 99.2

NEWS RELEASE

Rambus Updates Second Quarter Guidance

SUNNYVALE, CALIF. – June 17, 2013 – Rambus Inc. (Nasdaq:RMBS), the innovative technology solutions company, today updated its revenue guidance for the quarter ending June 30, 2013, narrowing the range to $56 million to $58 million from the initial range of $53 million to $58 million. In addition, subsequent to the Hynix settlement announced last week, the Company will be reversing a prior accrual included in operating expenses, related to previously awarded costs of $8 million in litigation expenses.

About Rambus Inc.
Rambus is the innovative technology solutions company that brings invention to market. Unleashing the intellectual power of our world-class engineers and scientists in a collaborative and synergistic way, Rambus invents, licenses and develops solutions that challenge and enable our customers to create the future. While best known for creating unsurpassed semiconductor memory architectures, Rambus is also developing world-changing products and services in security, advanced LED lighting and displays, and immersive mobile media. For additional information visit www.rambus.com.

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Contacts:
Carolyn Robinson
Public Relations
Rambus Inc.
(408) 462-8717
crobinson@rambus.com

Nicole Noutsios
Investor Relations
Rambus Inc.
(408) 462-8050
nnoutsios@rambus.com